Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ligand Pharmaceuticals Incorporated

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-131029 of Ligand Pharmaceuticals Incorporated of our report dated February 28, 2008, relating to the consolidated financial statements which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 28, 2008 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Diego, California

March 13, 2009